UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 10, 2015

Park-Ohio Holdings Corp.
(Exact name of registrant as specified in its charter)

Ohio	000-03134	34-1867219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 947-2000

Not applicable
(Former name or former address, if changed since last report.)

Park-Ohio Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	333-43005-1	34-6520107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 947-2000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On September 17, 2015, Park-Ohio Holdings Corp. (“Holdings”) and its operating subsidiary, Park-Ohio Industries, Inc. (“Industries”) elected Patrick W. Fogarty, Vice President and Chief Financial Officer of Holdings and Industries. Mr. Fogarty will act as the principal financial and accounting officer of Holdings and Industries and will continue to oversee the corporate development activities for Holdings and Industries.
Mr. Fogarty, who is 54 years old, has been an executive officer of Holdings and Industries and Director of Corporate Development since 1997 and served as Director of Finance from 1995 to 1997 of Holdings and Industries. Prior to joining those companies, Mr. Fogarty was employed by Ernst & Young from 1983 to 1995.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park-Ohio Holdings Corp.
(Registrant)

Dated:	September 18, 2015	/s/ Robert D. Vilsack
Robert D. Vilsack
Secretary

Park-Ohio Industries, Inc.
(Registrant)

Dated:	September 18, 2015	/s/ Robert D. Vilsack
Robert D. Vilsack
Secretary